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                                                                     EXHIBIT 4


     THIS AGREEMENT is made as of August 8, 1997 by and between THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES, a New York corporation having an office at 1290 Avenue of the Americas, New York, New York 10104 ("Seller"), and SIMON DEBARTOLO GROUP, INC., a Maryland corporation having an office at National City Center, 115 West Washington Street, Indianapolis, Indiana 46204 ("SDG").

                                   WITNESSETH:

         Seller is this day selling and assigning to SD Dadeland Limited Partnership (the "Partnership"), a Delaware limited partnership whose general partner is a wholly-owned subsidiary of SDG and in whose limited partner SDG is a general partner, an undivided 50% beneficial interest in a Florida Land Trust which holds title to Dadeland Mall, a regional shopping center located in Dade County, Florida.

         Pursuant to the Purchase and Sale Agreement between Seller and the Purchaser (the "Purchase and Sale Agreement"), a portion of the purchase price for such undivided 50% interest consists of 658,707 shares of the common stock of SDG being issued to Seller by SDG (the "Shares").

         In connection with the issuance of the Shares by SDG to Seller, the Purchaser agreed to cause SDG to enter into this Agreement with Seller.

         NOW, THEREFORE, in consideration of the premises and of Ten Dollars ($10) and other good and valuable consideration by each party hereto to the other paid, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Within five (5) days after the date hereof SDG shall file a registration statement on an appropriate registration form under the Securities Act of 1933, as amended, and the regulations promulgated thereunder (the "1933 Act"), with the Securities and Exchange Commission ("SEC") covering the resale of the Shares (the "Registration Statement") and shall use its reasonable best efforts to cause the Registration Statement to become effective under the 1933 Act within ninety (90) days following the date hereof (the "Outside Date"). Time is of the essence with respect to such time period. SDG has heretofore furnished to Seller a copy of a draft Registration Statement in the form proposed to be filed with the SEC and Seller has approved such form. If the Registration Statement becomes effective, until the earliest to occur of (i) the sale or transfer by Seller of all the Shares, (ii) the date on which the Shares become eligible for sale pursuant to Rule 144(k) under the 1933 Act, and (iii) the third anniversary of the effective date of the Registration Statement, SDG shall keep the Registration Statement current, effective and available for the resale by Seller of the Shares. SDG agrees that it shall deliver to Seller copies of the Registration Statement as filed with the SEC and any amendments and supplements thereto (other than post-effective amendments) prior to the filing thereof. SDG shall bear all expenses relating to filing the Registration Statement and keeping the Registration Statement current, effective and available during the period specified above; provided, however, that SDG shall not be responsible for any brokerage fees or underwriting commissions, if any, incurred by Seller in connection with the resale by Seller of the Shares or the fees and expenses of any counsel retained by Seller in connection with its sale of the Shares.

         2. During the time period that the Registration Statement is required to be current, effective and available under Section 1 above, SDG shall also at its expense:

              2.1 prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus constituting a part thereof, as amended or supplemented (the "Prospectus"), as may be necessary to keep the Registration Statement effective and to comply with the provisions of the 1933 Act with respect to the sale of the Shares whenever Seller shall desire to sell or otherwise dispose of the same, or any portion thereof, but in no event beyond the period during which the Registration Statement is required to be kept in effect under
         Section 1 above;
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              2.2 furnish to Seller, without charge, such number of authorized copies of the Prospectus, and any amendments or supplements to the Prospectus, in conformity with the requirements of the 1933 Act and the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder (the "1934 Act"), and such other documents as Seller may reasonably request in order to facilitate the public sale or other disposition of the Shares owned by Seller;

              2.3 register or qualify the Shares under state securities or blue sky laws of such jurisdictions as are reasonably required to effect a sale thereof and do any and all other acts and things which may be necessary or appropriate under such state securities or blue sky laws to enable Seller to consummate the public sale or other disposition in such jurisdictions of the Shares to be sold or otherwise disposed of by Seller from time to time;

              2.4 before filing with the SEC any amendments or supplements to the Registration Statement or the Prospectus, furnish copies of all such documents proposed to be filed to Seller, which shall have five
         (5) business days to review and comment thereon (and absent comment within such five (5) business day period such documents shall be deemed approved by Seller); provided, however, that all such documents shall be subject to the approval of Seller insofar as they relate to information concerning Seller (including, without limitation, the proposed method of distribution of the Shares);

              2.5 notify Seller promptly (a) when the Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (b) of any request by the SEC or any state securities authority for amendments or supplements to the Registration Statement and the Prospectus or for additional information, (c) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (d) of the receipt by SDG of any notification with respect to the suspension of the qualification of the Shares or the initiation of any proceeding for such purpose, and (e) of the happening of any event during the period the Registration Statement is effective which in the judgment of SDG makes any statement made in the Registration Statement or the Prospectus untrue in any material respect or which requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading;

              2.6 use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest practicable time;

              2.7 cooperate with Seller to facilitate the timely preparation and delivery of certificates representing Shares being sold, which certificates shall not bear any restrictive legends provided the Shares evidenced thereby have been sold in a manner permitted by the Prospectus; and

              2.8 upon the occurrence of any event contemplated by subsection 2.5(e), promptly prepare and file a supplement or post-effective amendment to the Registration Statement or the Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to purchasers of the Shares, the Prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the obligation to prepare and file any such supplement or post-effective amendment shall be suspended if SDG, relying upon advice of counsel, determines that disclosure of any information required to be included therein would be adverse to its interests, but such suspension shall not extend beyond thirty (30) days with respect to any such specified event or for more than an aggregate of sixty (60) days in any calendar year.

              3. SDG hereby agrees to indemnify and hold harmless Seller and each person or entity, if any, which controls Seller (within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act), and its and their respective officers, directors, agents and employees, from and against any and all losses, claims, damages, costs and expenses (including reasonable attorneys' fees) to which Seller or each such Person may become subject under the 1933 Act or otherwise by reason of any untrue statement or alleged untrue statement of a material fact
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contained in the Registration Statement or the Prospectus, or by reason of any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse Seller for any legal or other expenses reasonably incurred by Seller in connection with investigating or defending any such loss, claim or damages as such expenses are incurred; provided, however, that SDG shall not be liable insofar as any such losses, claims, damages, costs and expenses (including reasonable attorneys fees) are caused or incurred by reason of any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to SDG by Seller expressly for use therein. In addition, upon request of Seller, SDG shall enter into one or more indemnification agreements with any broker or brokers engaged by Seller to sell all or any portion of the Shares, each such agreement to indemnify the broker in question against the same losses, claims, damages, costs and expenses as Seller is indemnified against by SDG under this paragraph 3 in the event that such broker is deemed to be an underwriter in respect of the Shares.

              4. Seller hereby (i) represents and warrants that the Shares are being acquired by Seller for investment and not with a view to the distribution thereof (except as contemplated by and in accordance with this Agreement, the Registration Statement or otherwise in accordance with the requirements of the 1933 Act and the 1934 Act and all applicable state securities laws), (ii) agrees that, upon receipt of any notice from SDG of the happening of any event of the kind described in subsection 2.5(e), Seller will forthwith discontinue disposition of the Shares pursuant to the Registration Statement until Seller's receipt of the copies of the supplemented or amended Prospectus contemplated by subsection 2.8 and (iii) agrees that the certificate or certificates representing the Shares which are initially issued to Seller shall bear the following legend:

     THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933 AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO, OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

              5. SDG covenants and agrees that upon the issuance of the Shares by SDG to Seller pursuant to the Purchase and Sale Agreement, Seller shall have good and absolute title to the Shares free and clear of all liens, encumbrances and security interests except for restrictions under the 1933 Act and the 1934 Act, restrictions on transfer contemplated by Section 4 above and any liens, encumbrances and security interests arising out of Seller's own acts.

              6. Anything contained in this Agreement to the contrary notwithstanding, in the event SDG for any reason fails or is unable to register the Shares under the 1933 Act on or before the close of business on the Outside Date, and subsequent to the Outside Date but prior to the earlier to occur of the effectuation of such registration and the date on which the Shares become eligible for sale pursuant to Rule 144(k) under the 1933 Act, Seller desires to sell all or any portion of the Shares, Seller shall give notice to SDG of the fact that it desires to make such sale. If Seller gives any such notice to SDG and thereafter (i) Seller exerts its reasonable good faith efforts to effectuate such sale at the highest price then reasonably obtainable through a private placement that is exempt from registration under the 1933 Act, or (ii) if the Registration Statement becomes effective before such sale is effectuated and promptly thereafter Seller sells the Shares in question pursuant to the Registration Statement, and if in either such event the gross sales price received by Seller per Share upon such sale is less than the closing price of a share of SDG's common stock on the New York Stock Exchange on the date of Seller's notice to SDG (the "Closing Price"), then and in such event within 30 days after receipt of notice from Seller of the effectuation of such sale, the date thereof, the gross purchase price per Share received and the number of Shares sold, SDG shall pay to Seller an amount equal to the product of (a) the number of Shares sold and (b) the amount by which the Closing Price exceeds the gross purchase price per Share received by Seller.

              7. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Notices which either party hereto may desire or be required to give to the other shall be given in the manner provided in Article 15 of the Purchase and Sale Agreement. The provisions of the
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Agreement shall be construed in accordance with the laws of the State of New
York applicable to agreements made and to be performed within said state.

              IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                 THE EQUITABLE LIFE ASSURANCE SOCIETY
                                 OF THE UNITED STATES


                                 By                    /s/ Allen  H. Sullivan
                                        ----------------------------------------
                                        Name:    Allen H. Sullivan
                                        Title:   Investment Officer


                                 SIMON DEBARTOLO GROUP, INC.


                                 By                   /s/ Randolph L. Foxworthy
                                        ----------------------------------------
                                        Name:    Randolph L. Foxworthy
                                        Title:   Executive Vice President